Exhibit 99.1
For Immediate Release
Nov. 5, 2025

NW Natural Holdings Reports Third Quarter 2025 Results
Based on Strong Performance, Expect to be Above Midpoint of 2025 Guidance Range

PORTLAND, ORE. — Northwest Natural Holding Company (NYSE: NWN) (NW Natural Holdings) reported financial results and highlights including:
•Reported a net loss of $0.73 per share for the third quarter of 2025, compared to a net loss of $0.71 per share for the same period in 2024
•Achieved net income of $1.36 per share and adjusted net income of $1.52 per share1 for the first nine months of 2025, compared to net income of $0.88 per share for the same period in 2024
•Added over 95,000 gas and water utility connections in the last 12 months for a combined growth rate of 10.9% as of September 30, 2025, mainly driven by the acquisition of SiEnergy
•Invested $333 million in our gas and water systems in the first nine months of 2025 to support growth and greater reliability and resiliency
•Successfully issued $185 million of inaugural, investment-grade bonds at SiEnergy, refinancing existing debt
•New rates went into effect on Oct. 31, 2025 related to NW Natural's Oregon general rate case and the Purchased Gas Adjustment (PGA) mechanism for Oregon and Washington customers, which includes estimated gas costs for the upcoming winter heating season
•Increased our dividend for the 70th consecutive year to an annual indicated dividend rate of $1.97 per share
•Expect 2025 results to be above the midpoint of our updated GAAP earnings per share (EPS) guidance range of $2.59 to $2.79 and adjusted EPS guidance of $2.75 to $2.951 as a result of strong performance
•Reaffirmed long-term EPS growth rate target of 4% to 6%1,2

"Driven by strong execution of our 2025 plan, we now expect EPS results to be above the midpoint of our guidance range," said Justin B. Palfreyman, President and CEO of NW Natural Holdings. "We continue to see the benefits of our strategic investments in Texas gas utilities and growth across our water and wastewater utilities. At the same time, we remain focused on operational excellence, maintaining and improving our systems and keeping affordability front and center for our customers. In fact, our NW Natural gas customers' bills are about the same as they were 20 years ago. Combined with over 70 consecutive years of dividend increases, this reflects our long-standing commitment to delivering value for customers and shareholders alike."

THIRD QUARTER AND YEAR-TO-DATE RESULTS
NW Natural Holdings' third quarter and year-to-date results are summarized below:

	Three Months Ended September 30,			Nine Months Ended September 30,
In thousands, except per share data	2025	2024	Change	2025	2024	Change
Net income (loss)	$(29,890)	$(27,167)	$(2,723)	$55,526	$33,869	$21,657
EPS	(0.73)	(0.71)	(0.02)	1.36	0.88	0.48
Adjusted net income (loss)[1]	(29,915)	(27,167)	(2,748)	62,203	33,869	28,334
Adjusted EPS[1]	(0.73)	(0.71)	(0.02)	1.52	0.88	0.64

1 See "Non-GAAP Financial Measures", "2025 Guidance Reconciliation to GAAP", and "Q3 and YTD 2025 Reconciliation to GAAP" for a definition and further information on adjusted net income and adjusted EPS. Adjusted net income and adjusted EPS exclude transaction and business development costs including the effects of SiEnergy and Pines.
2 Adjusted EPS growth forecasted for period 2025 – 2030 compounded annually; EPS growth rate uses midpoint of adjusted 2025 EPS guidance range as base year. NW Natural Holdings does not provide a reconciliation of adjusted EPS growth rate target to the most directly comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain significant items. These items are uncertain, depend on various factors and could have a material impact on GAAP-reported results for the relevant period.

KEY EVENTS

Received Order in NW Natural's Oregon General Rate Case
On Oct. 24, 2025, the Public Utility Commission of Oregon (OPUC) issued an order approving the all-party settlements in NW Natural's Oregon general rate case and resolving the remaining outstanding items. The order increased the revenue requirement by $20.7 million, or 2.0%, over current rates including final adjustments for capital projects placed into service and the depreciation study. The order included a capital structure of 50% common equity and 50% long-term debt, return on equity of 9.5%, and overall cost of capital of 7.12%. Rate base is approximately $2.3 billion, or an increase of $180.1 million, since the last rate case. New rates in Oregon were effective beginning Oct. 31, 2025.

Filed Multi-year General Rate Case in Washington for NW Natural
On Aug. 29, 2025, NW Natural filed a request for a general rate increase with the Washington Utilities and Transportation Commission (WUTC). This multi-year rate plan filing seeks increases in annual revenue requirement over three years, consisting of a $25.6 million revenue increase in the first year beginning Aug. 1, 2026 (Year 1), an $8.6 million revenue increase in the second year beginning Aug. 1, 2027 (Year 2), and an $8.3 million revenue increase in the third year beginning Aug. 1, 2028 (Year 3). The request included a capital structure of 51% common equity, 48% long-term debt, and 1% short-term debt. In addition, it included a request for a return on equity of 10.1% in Year 1 and 10.2% in Year 2 and Year 3.

This is NW Natural's first general rate case since 2021 and the filing reflects the effects of inflation, an updated depreciation study, and long-planned investments primarily supporting system safety and reliability. The process is anticipated to take up to 11 months with new rates expected to take effect Aug. 1, 2026.

2025 GUIDANCE AND LONG-TERM TARGETS
NW Natural Holdings expects 2025 results to be above the midpoint of its updated 2025 GAAP EPS guidance of $2.59 to $2.79, which was updated as a result of transaction and business development costs. NW Natural Holdings also expects to be above the midpoint of its reaffirmed adjusted EPS guidance of $2.75 to $2.95 on a non-GAAP1 basis excluding the $9.1 million pre-tax transaction and business development costs, including the acquisitions of SiEnergy and Pines gas utilities (approximately $6.7 million or $0.16 per share after-tax2). This guidance assumes continued customer growth, average weather conditions, and no significant changes in prevailing regulatory policies, mechanisms, or assumed outcomes, or significant local, state or federal laws, legislation or regulations.

NW Natural Holdings reaffirmed its long-term EPS growth rate target of 4% to 6% compounded annually from the midpoint of the adjusted 2025 EPS guidance range3.

NW Natural Holdings expects capital expenditures for 2025 to be in the range of $450 – $500 million. The timing and amount of the capital expenditures and projects for 2025 or additional investments in our infrastructure during or after 2025 could change based on customer growth, significant changes in prevailing regulatory policies or outcomes, or significant local, state or federal laws, legislation or regulations, or cost estimates. Required funds for the investments are expected to be internally generated or financed with long-term debt or equity, as appropriate.

DIVIDEND DECLARED
The board of directors of NW Natural Holdings declared a quarterly dividend of $0.4925 per share on the Company’s common stock. The dividend is payable on Nov. 14, 2025 to shareholders of record on Oct. 31, 2025. The Company's current indicated annual dividend rate is $1.97 per share. Future dividends are subject to board of director discretion and approval.

1 See "Non-GAAP Financial Measures" and "2025 Guidance Reconciliation to GAAP" for a definition and further information on adjusted EPS. Adjusted EPS excludes transaction and business development costs, including the effects of SiEnergy and Pines.
2 Effect on EPS assumes average diluted shares of 40.9 million and an income tax rate of 26.5%.
3 Adjusted EPS growth forecasted for period 2025 – 2030 compounded annually; EPS growth rate uses midpoint of adjusted 2025 EPS guidance range as base year. NW Natural Holdings does not provide a reconciliation of adjusted EPS growth rate target to the most directly comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain significant items. These items are uncertain, depend on various factors and could have a material impact on GAAP-reported results for the relevant period.

THIRD QUARTER RESULTS
NW Natural Holdings' third quarter results are summarized by business segment in the table below:

	Three Months Ended September 30,
	2025		2024		Change
In thousands, except per share data	Amount	Per Share[1]	Amount	Per Share[1]	Amount	Per Share
Net income (loss):
NWN Gas Utility	$(30,988)	$(0.75)	$(30,404)	$(0.79)	$(584)	$0.04
SiEnergy Gas Utility	1,565	0.04	—	—	1,565	0.04
NWN Water Utility	4,747	0.11	2,631	0.07	2,116	0.04
Other	(5,214)	(0.13)	606	0.01	(5,820)	(0.14)
Consolidated	$(29,890)	$(0.73)	$(27,167)	$(0.71)	$(2,723)	$(0.02)

Adjusted Other[2]	$(5,239)	$(0.13)	$606	$0.01	$(5,845)	$(0.14)
Adjusted Consolidated[2]	(29,915)	(0.73)	(27,167)	(0.71)	(2,748)	(0.02)

Diluted Shares		41,184		38,394		2,790

YEAR-TO-DATE RESULTS
NW Natural Holdings' year-to-date results are summarized by business segment in the table below:

	Nine Months Ended September 30,
	2025		2024		Change
In thousands, except per share data	Amount	Per Share[1]	Amount	Per Share[1]	Amount	Per Share
Net income (loss):
NWN Gas Utility	$57,707	$1.42	$32,324	$0.84	$25,383	$0.58
SiEnergy Gas Utility	8,084	0.20	—	—	8,084	0.20
NWN Water Utility	9,268	0.22	2,956	0.08	6,312	0.14
Other	(19,533)	(0.48)	(1,411)	(0.04)	(18,122)	(0.44)
Consolidated	$55,526	$1.36	$33,869	$0.88	$21,657	$0.48

Adjusted Other[2]	$(12,856)	$(0.32)	$(1,411)	$(0.04)	$(11,445)	$(0.28)
Adjusted Consolidated[2]	62,203	1.52	33,869	0.88	28,334	0.64

Diluted Shares		40,718		38,412		2,306

1 Segment EPS is a non-GAAP financial measure, which takes segment net income calculated in accordance with GAAP and divides it by the diluted shares outstanding of NW Natural Holdings. See "Non-GAAP Financial Measures" for additional information. The reconciliation of segment EPS to Consolidated NW Natural Holdings EPS is shown in the tables above.
2 See "Non-GAAP Financial Measures" and "Q3 and YTD 2025 Reconciliation to GAAP" for additional information. Adjusted 2025 other and consolidated net income are non-GAAP financial measures and exclude transaction costs and business development costs including the effects of SiEnergy and Pines. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures calculated in accordance with U.S. GAAP. Non-GAAP financial measures are used to analyze our financial performance because we believe they provide useful information to our investors and creditors in evaluating our financial condition and results of operations.

NWN Gas Utility
NWN Gas Utility is a regulated utility principally engaged in the delivery of natural gas to customers in Oregon and southwest Washington. The segment also includes the portion of the Mist underground storage facility used to serve gas utility customers, the North Mist gas storage operations, and renewable natural gas development and procurement for the utility.

	Three Months Ended September 30,			Nine Months Ended September 30,
In thousands, except EPS	2025	2024	Change	2025	2024	Change
Margin	$81,393	$68,922	$12,471	$465,437	$397,381	$68,056
Net income (loss)	(30,988)	(30,404)	(584)	57,707	32,324	25,383
EPS[1]	$(0.75)	$(0.79)	$0.04	$1.42	$0.84	$0.58
1 See "Non-GAAP Financial Measures" for additional information and the tables under "Third Quarter Results" and "Year-To-Date Results" for a reconciliation to Consolidated NW Natural Holdings EPS. Segment EPS is a non-GAAP financial measure, which takes NWN Gas Utility segment net income calculated in accordance with GAAP and divides it by the diluted shares outstanding of NW Natural Holdings.

Third Quarter Results: NWN Gas Utility net loss increased $0.6 million (or improved $0.04 on a per share basis). Margin increased $12.5 million primarily due to an increase from the Oregon rate case effective Nov. 1 2024. Operations and maintenance expense increased $7.8 million due to higher payroll and benefit expense and non-payroll costs including increased contractor expenses. Depreciation and general taxes collectively increased by $6.4 million primarily due to continued investment in our system. Income taxes decreased $1.0 million dollars due to lower pre-tax results.

Year-to-Date Results: NWN Gas Utility net income increased $25.4 million (or $0.58 per share) primarily reflecting new rates in Oregon. Margin increased $68.1 million primarily due to an increase from the Oregon rate case. Operations and maintenance expense increased $16.4 million primarily due to higher payroll and benefit expense. Depreciation and general taxes collectively increased by $15.9 million primarily due to continued investment in our system. Income taxes increased $9.6 million dollars due to higher pre-tax results.

SiEnergy Gas Utility
SiEnergy Gas Utility (or SiEnergy) is a regulated natural gas distribution utility serving customers in the greater metropolitan areas of Houston, Dallas, and Austin, Texas.

	Three Months Ended September 30,			Nine Months Ended September 30,
In thousands, except EPS	2025	2024	Change	2025	2024	Change
Margin	$8,581	$—	$8,581	$30,326	$—	$30,326
Net income	1,565	—	1,565	8,084	—	8,084
EPS[1]	$0.04	$—	$0.04	$0.20	$—	$0.20
1 See "Non-GAAP Financial Measures" for additional information and the tables under "Third Quarter Results" and "Year-To-Date Results" for a reconciliation to Consolidated NW Natural Holdings EPS. Segment EPS is a non-GAAP financial measure, which takes SiEnergy Gas Utility segment net income calculated in accordance with GAAP and divides it by the diluted shares outstanding of NW Natural Holdings.

Third Quarter and Year-to-Date Results: SiEnergy was acquired on Jan. 7, 2025, and Pines was acquired on June 2, 2025. Since their respective acquisition dates, these entities provided net income of $1.6 million (or $0.04 per share) in the third quarter of 2025 and net income of $8.1 million (or $0.20 per share) in the first nine months of 2025. Margin results met management's expectations and reflected strong customer growth during the third quarter and first nine months of 2025.

NWN Water Utility
NWN Water Utility (or NWN Water) provides water distribution and wastewater services to communities throughout the Pacific Northwest, Texas, Arizona, and California.

	Three Months Ended September 30,			Nine Months Ended September 30,
In thousands, except EPS	2025	2024	Change	2025	2024	Change
Income from operations	$6,535	$3,796	$2,739	$13,874	$6,048	$7,826
Net income	4,747	2,631	2,116	9,268	2,956	6,312
EPS[1]	$0.11	$0.07	$0.04	$0.22	$0.08	$0.14

1 See "Non-GAAP Financial Measures" for additional information and the tables under "Third Quarter Results" and "Year-To-Date Results" for a reconciliation to Consolidated NW Natural Holdings EPS. Segment EPS is a non-GAAP financial measure which takes NWN Water Utility segment net income calculated in accordance with GAAP and divides it by the diluted shares outstanding of NW Natural Holdings.

Third Quarter Results: NWN Water net income increased $2.1 million (or $0.04 per share) mainly reflecting a $3.2 million increase in operating revenues primarily due to new rates at its largest utility in Arizona and incremental revenues from the Infrastructure Capital Holdings/Puttman (ICH) water utilities after the acquisition in September 2024. Operating expenses were stable. Income taxes increased $0.7 million dollars due to higher pre-tax results.

Year-to-Date Results: NWN Water net income increased $6.3 million (or $0.14 per share) mainly reflecting an $11.2 million increase in operating revenues primarily due to new rates for its Arizona utilities and incremental revenues from the ICH water utilities acquisition. Operations and maintenance expense increased $3.6 million primarily due to the addition of ICH activities in results. Income taxes increased $2.3 million dollars due to higher pre-tax results.

Other
Other business activities are reported through "Other" results and primarily include Interstate Storage Services and third-party asset management services for the Mist facility in Oregon; NWN Renewables, which is a renewable fuels business; and corporate financing activities, consolidation entries, and other activities.

	Three Months Ended September 30,			Nine Months Ended September 30,
In thousands, except EPS	2025	2024	Change	2025	2024	Change
Net income (loss)	$(5,214)	$606	$(5,820)	$(19,533)	$(1,411)	$(18,122)
EPS[1]	(0.13)	0.01	(0.14)	(0.48)	(0.04)	(0.44)

Adjusted net income (loss)[2]	$(5,239)	$606	$(5,845)	$(12,856)	$(1,411)	$(11,445)
Adjusted EPS[1,2]	(0.13)	0.01	(0.14)	(0.32)	(0.04)	(0.28)
1 See "Non-GAAP Financial Measures" for additional information and the tables under "Third Quarter Results" and "Year-To-Date Results" for a reconciliation to Consolidated NW Natural Holdings EPS. Segment EPS is a non-GAAP financial measure, which takes Other net income calculated in accordance with GAAP and divides it by the diluted shares outstanding of NW Natural Holdings.
2 See "Non-GAAP Financial Measures" and "Q3 and YTD 2025 Reconciliation to GAAP" for additional information. Adjusted 2025 other and consolidated net income are non-GAAP financial measures and exclude transaction costs and business development costs including the effects of SiEnergy and Pines.

Third Quarter Results: The net loss from the Company's other business activities increased $5.8 million (or $0.14 per share). The increase in the net loss was primarily due to higher interest expense mainly from the issuance of junior subordinated notes in March 2025.

Year-to-Date Results: The net loss from the Company's other business activities increased $18.1 million (or $0.44 per share). On an adjusted basis, the net loss increased $11.4 million ($0.28 per share), which excludes transaction expenses and business development costs. The increase in the adjusted net loss was primarily related to higher interest expense primarily due to incremental financings at NW Natural Holdings in December 2024 and March 2025.

CONFERENCE CALL AND WEBCAST
As previously announced, NW Natural Holdings will host a conference call and webcast today to discuss its third quarter 2025 financial and operating results.

Date and Time:	Wednesday, Nov. 5, 2025 8 a.m. PT (11 a.m. ET)
Phone Numbers:	1-833-470-1428 Passcode 615804
The call will also be webcast in a listen-only format for the media and general public and can be accessed at ir.nwnaturalholdings.com. A replay of the conference call will be available on our website and by dialing 1-866-813-9403 and a replay access code of 947196.

ABOUT NW NATURAL HOLDINGS
Northwest Natural Holding Company (NYSE: NWN) (NW Natural Holdings) is headquartered in Portland, Oregon and has been doing business for over 166 years. It owns Northwest Natural Gas Company (NW Natural), SiEnergy Operating, LLC

(SiEnergy Gas Utility), NW Natural Water Company (NWN Water Utility), NW Natural Renewables Holdings (NWN Renewables), and other business interests.

NW Natural Holdings through its subsidiaries provides critical energy and delivers essential water and wastewater services to over one million meters across seven states. We have a longstanding commitment to safety, environmental stewardship, and taking care of our employees and communities. NW Natural Holdings was recognized by Ethisphere® for four years running as one of the World’s Most Ethical Companies®. NW Natural consistently leads the industry with high J.D. Power & Associates customer satisfaction scores.

NW Natural through its gas utility, NWN Gas Utility, is a local distribution company that currently provides service to approximately 2 million people in more than 140 communities through approximately 806,000 meters in Oregon and Southwest Washington with one of the most modern pipeline systems in the nation. NW Natural owns and operates 21.6 Bcf of underground gas storage capacity in Oregon.

SiEnergy Gas Utility is one of the fastest growing natural gas distribution utilities in the nation, serving nearly 87,000 meters in the greater metropolitan areas of Houston, Dallas, and Austin, Texas.

NWN Water Utility provides water distribution and wastewater services to communities throughout the Pacific Northwest, Texas, Arizona, and California. Today NW Natural Water serves an estimated 197,000 people through approximately 79,000 meters and provides operation and maintenance services to an additional 38,000 connections. Learn more about our water business at nwnaturalwater.com.

NWN Renewables is committed to leading in the energy transition by providing renewable fuels. Learn more at nwnaturalrenewables.com.

Additional information is available at nwnaturalholdings.com.

“World’s Most Ethical Companies” and “Ethisphere” names and marks are registered trademarks of Ethisphere LLC

Investor Contact:
Nikki Sparley
Phone: 503-721-2530
Email: nikki.sparley@nwnatural.com

Media Contact:
David Roy
Phone: 503-610-7157
Email: david.roy@nwnatural.com

FORWARD-LOOKING STATEMENTS
This press release, and other presentations made by NW Holdings from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "assumes," “continues,” “could,” "intends," "plans," "seeks," "believes," "estimates," "expects," "forecasts," "will" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, assumptions, estimates, expectations, forecasts, outlooks, timing, goals, strategies, commitments, future events, financial positions, financial performance, investments, valuations, timing and amount of capital expenditures, targeted capital structure, risks, risk profile, stability, acquisitions and timing, approval, completion and integration thereof, the likelihood and success associated with any transaction, strategic fit, utility system, technology and infrastructure investments, system modernization, reliability and resiliency, global, national and local economies, economic and GDP growth, customer and business growth, continued expansion of service territories, rate base growth, customer backlog, growth opportunities, customer satisfaction ratings, weather, performance and service during weather events, customer rates or rate recovery and the timing and magnitude of potential rate changes and the potential outcome of rate cases, environmental remediation cost recoveries, environmental initiatives, decarbonization and the role of natural gas and the gas delivery system, including decarbonization goals and timelines, energy efficiency measures, use of renewable sources, renewable natural gas purchases, projects, investments and other renewable initiatives, and timing, magnitude and completion thereof, unregulated renewable natural gas strategy and initiatives, hydrogen projects or investments and timing, magnitude, approvals and completion thereof, procurement of renewable natural gas or hydrogen for customers, technology and policy innovations, strategic goals and visions, water, wastewater and water services acquisitions, personnel additions, partnerships, investment strategy, regulatory strategy, and financial effects of water, wastewater and water services acquisitions, expected growth and safety benefits of facility upgrade investments, operating plans of third parties, financial targets, financial results, including estimated income, availability and sources of liquidity, capital markets, financing transactions, expenses, positions, revenues, returns, cost of capital, timing, and earnings, earnings guidance and estimated future growth rates, credit ratings, debt and equity issuances and timing, future dividends, commodity costs and sourcing, asset management activities, regulatory environment, performance, timing, outcome, or effects of regulatory proceedings or mechanisms or approvals, rate case execution, regulatory prudence reviews, anticipated regulatory actions or filings, accounting treatment of future events, economic and political conditions, effects of legislation or changes in laws or regulations, impact of the current U.S. presidential administration and Congress, effects, extent, the imposition or announcement of tariffs or trade restrictions, impacts of the U.S. federal government shutdown, inflation, geopolitical uncertainty and other statements that are other than statements of historical facts.

Forward-looking statements are based on current expectations and assumptions regarding its business, the economy, geopolitical factors, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. You are therefore cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future operational, economic or financial performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors", and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in the most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk", and Part II, Item 1A, "Risk Factors", in the quarterly reports filed thereafter, which, among others, outline legal, regulatory and legislative risks, financial, macroeconomic and geopolitical risks, growth and strategic risks, operational risks, business continuity and technology risks, environmental risks and risks related to our water and renewables businesses.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NW Holdings or NW Natural, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and NW Holdings and NW Natural undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. New factors emerge from time to time and it is not possible to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
Management uses "adjusted net income", "adjusted earnings per share," "adjusted segment net loss," "segment earnings per share” and "adjusted segment earnings per share," each of which are non-GAAP financial measures, when evaluating NW Natural Holdings' overall performance. Management uses non-GAAP measures in making operating decisions because we believe those measures provide meaningful supplemental information regarding our earning potential and performance for management by excluding certain expenses and charges that may not be indicative of our core business operating results and can affect the comparison of period-over-period results. These adjustments may include transaction and business development costs primarily consisting of professional fees including legal, accounting, financial and other professional fees incurred in connection with business combinations and business development activities. In addition to presenting the results of operations and earnings amounts in total, certain financial measures are expressed in cents per share, which are non-GAAP financial measures. All references to EPS are on the basis of diluted shares.

Such non-GAAP financial measures are used to analyze our financial performance because we believe they provide useful information to our investors and creditors in evaluating our financial condition and results of operations. Our non-GAAP financial measures should not be considered a substitute for, or superior to, measures calculated in accordance with U.S. GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than how such measures are calculated in this report, limiting the usefulness of those measures for comparative purposes. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in the tables below.

NORTHWEST NATURAL HOLDINGS
Consolidated Income Statement and Financial Highlights (Unaudited)
Third Quarter 2025
	Three Months Ended		Nine Months Ended
In thousands, except per share amounts, customer, and degree day data	September 30,		September 30,
	2025	2024	2025	2024
Operating revenues	$164,728	$136,934	$895,206	$782,118

Operating expenses:
Cost of gas	39,428	38,902	276,922	287,589
Operations and maintenance	76,785	63,940	239,533	202,504
Environmental remediation	1,247	1,151	9,796	9,226
General taxes	12,066	10,886	39,913	38,207
Revenue taxes	5,669	5,275	33,357	32,730
Depreciation	40,510	34,552	122,545	101,412
Other operating expenses	1,446	1,560	3,998	4,249
Total operating expenses	177,151	156,266	726,064	675,917
Income (loss) from operations	(12,423)	(19,332)	169,142	106,201
Other income (expense), net	929	930	(1,747)	(198)
Interest expense, net	30,435	19,060	90,321	58,902
Income before income taxes	(41,929)	(37,462)	77,074	47,101
Income tax expense	(12,039)	(10,295)	21,548	13,232
Net income (loss)	$(29,890)	$(27,167)	$55,526	$33,869

Common shares outstanding:
Average diluted for period	41,184	38,394	40,718	38,412
End of period	41,506	40,121	41,506	40,121

Per share of common stock information:
Diluted earnings	$(0.73)	$(0.71)	$1.36	$0.88
Dividends paid per share	0.4900	0.4875	1.4700	1.4625

Capital structure, end of period:
Common stock equity	37.0%	43.9%	37.0%	43.9%
Long-term debt (including junior subordinated notes)	55.0	50.3	55.0	50.3
Short-term debt (including current maturities of long-term debt)	8.0	5.8	8.0	5.8
Total	100.0%	100.0%	100.0%	100.0%

Operating Statistics
Meters
NWN gas utility			806,017	800,421
SiEnergy gas utility			86,945	—
NWN Water utility			79,037	75,921
Total Meters - end of period			971,999	876,342

NWN Gas Utility Margin
Operating revenues	$120,066	$114,004	$755,431	$726,730
Less: Cost of gas	32,188	38,743	248,563	287,542
Less: Environmental remediation expense	1,247	1,151	9,796	9,226
Less: Revenue taxes	5,238	5,188	31,635	32,581
NWN Gas Utility Margin	$81,393	$68,922	$465,437	$397,381

SiEnergy Gas Utility Margin
Operating revenues	$11,821	$—	$45,989	$—
Less: Cost of gas	2,950	—	14,230	—
Less: Revenue taxes	290	—	1,433	—
SiEnergy Gas Utility Margin	$8,581	$—	$30,326	$—

NORTHWEST NATURAL HOLDINGS
Consolidated Balance Sheets (Unaudited)	September 30,
In thousands	2025	2024
Assets:
Current assets:
Cash and cash equivalents	$32,203	$35,047
Accounts receivable	70,507	53,123
Accrued unbilled revenue	29,148	23,818
Allowance for uncollectible accounts	(2,618)	(2,885)
Regulatory assets	140,502	136,275
Derivative instruments	5,031	8,948
Inventories	118,589	108,651
Other current assets	42,199	45,873
Total current assets	435,561	408,850
Non-current assets:
Property, plant, and equipment	5,531,917	4,858,066
Less: Accumulated depreciation	1,284,271	1,245,725
Total property, plant, and equipment, net	4,247,646	3,612,341
Regulatory assets	374,280	322,781
Derivative instruments	2,456	1,377
Other investments	81,111	82,478
Operating lease right of use asset, net	69,065	69,402
Assets under sales-type leases	122,517	126,712
Goodwill	371,040	181,393
Other non-current assets	150,098	139,035
Total non-current assets	5,418,213	4,535,519
Total assets	$5,853,774	$4,944,369
Liabilities and equity:
Current liabilities:
Short-term debt	$195,490	$159,814
Current maturities of long-term debt	115,650	20,796
Accounts payable	130,508	96,260
Taxes accrued	20,375	17,759
Interest accrued	16,841	12,909
Regulatory liabilities	141,356	127,640
Derivative instruments	52,548	70,807
Operating lease liabilities	2,610	1,868
Other current liabilities	67,402	59,532
Total current liabilities	742,780	567,385
Long-term debt	2,128,101	1,555,000
Deferred credits and other non-current liabilities:
Deferred tax liabilities	414,225	389,281
Regulatory liabilities	742,943	708,948
Pension and other postretirement benefit liabilities	122,116	138,800
Derivative instruments	9,481	15,714
Operating lease liabilities	76,365	76,530
Other non-current liabilities	183,643	135,661
Total deferred credits and other non-current liabilities	1,548,773	1,464,934
Equity:
Common stock	1,042,089	986,545
Retained earnings	398,553	377,685
Accumulated other comprehensive loss	(6,522)	(7,180)
Total equity	1,434,120	1,357,050
Total liabilities and equity	$5,853,774	$4,944,369

NORTHWEST NATURAL HOLDINGS
Consolidated Statements of Cash Flows (Unaudited)	Nine Months Ended September 30,
In thousands	2025	2024
Operating activities:
Net income	$55,526	$33,869
Adjustments to reconcile net income to cash provided by operations:
Depreciation	122,545	101,412
Amortization	18,370	14,544
Deferred income taxes	16,992	5,939
Qualified defined benefit pension plan expense	7,768	3,047
Contributions to qualified defined benefit pension plans	(8,410)	(17,850)
Deferred environmental expenditures, net	(17,878)	(18,775)
Environmental remediation expense	9,796	9,226
Asset optimization revenue sharing bill credits	(15,549)	(29,198)
Other	7,985	8,300
Changes in assets and liabilities:
Receivables, net	129,334	130,676
Inventories	(9,563)	4,092
Income and other taxes	15,691	9,806
Accounts payable	(4,645)	(11,501)
Deferred gas costs	(53,241)	(7,703)
Asset optimization revenue sharing	19,510	10,743
Decoupling mechanism	(21,084)	1,989
Cloud-based software	(7,962)	(20,307)
Regulatory accounts	6,802	17,312
RNG facility prepayment	—	(26,046)
Other, net	(6,135)	122
Cash provided by operating activities	265,852	219,697
Investing activities:
Capital expenditures	(332,652)	(294,261)
Acquisitions, net of cash acquired	(331,328)	(28,819)
Purchase of equity method investment	(1,000)	(1,000)
Other	(2,500)	(2,215)
Cash used in investing activities	(667,480)	(326,295)
Financing activities:
Proceeds from common stock issued, net	47,569	90,563
Long-term debt issued	560,000	150,000
Long-term debt retired	(172,959)	(150,000)
Changes in other short-term debt, net	20,380	70,034
Cash dividend payments on common stock	(57,586)	(53,781)
Payment of financing fees	(6,075)	(901)
Shares withheld for tax purposes	(1,591)	(1,319)
Other	(262)	(814)
Cash provided by financing activities	389,476	103,782
Decrease in cash, cash equivalents and restricted cash	(12,152)	(2,816)
Cash, cash equivalents and restricted cash, beginning of period	47,982	49,624
Cash, cash equivalents and restricted cash, end of period	$35,830	$46,808

Supplemental disclosure of cash flow information:
Interest paid, net of capitalization	$90,500	$57,837
Income taxes paid, net of refunds	9,109	15,831

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$32,203	$35,047
Restricted cash included in other current and non-current assets	3,627	11,761
Cash, cash equivalents and restricted cash	$35,830	$46,808

NORTHWEST NATURAL HOLDINGS
2025 Guidance Reconciliation to GAAP (Unaudited)

2025
GAAP EPS guidance	$2.59 to $2.79
Transaction and business development costs[1]	0.16
Adjusted EPS guidance[2]	$2.75 to $2.95

1 Effect on EPS assumes transaction and business development costs, including the effects of SiEnergy and Pines. Estimated costs of $6.7 million after-tax for 2025, average diluted shares of 40.9 million and an income tax rate of 26.5%.
2 See "Non-GAAP Financial Measures" for a definition and further information on adjusted EPS.

NORTHWEST NATURAL HOLDINGS
Q3 and YTD 2025 Reconciliation to GAAP (Unaudited)

	Three Months Ended September 30,
	2025		2024
In thousands, except per share data	Amount	Per Share	Amount	Per Share
CONSOLIDATED
GAAP net loss	$(29,890)	$(0.73)	$(27,167)	$(0.71)
Transaction and business development costs	(34)	—	—	—
Income tax effect[1]	9	—	—	—
Adjusted net loss	$(29,915)	$(0.73)	$(27,167)	$(0.71)

Diluted shares		41,184		38,394

OTHER
GAAP net income (loss)	$(5,214)	$(0.13)	$606	$0.01
Transaction and business development costs	(34)	—	—	—
Income tax effect[1]	9	—	—	—
Adjusted net income (loss)	$(5,239)	$(0.13)	$606	$0.01

	Nine Months Ended September 30,
	2025		2024
In thousands, except per share data	Amount	Per Share	Amount	Per Share
CONSOLIDATED
GAAP net income	$55,526	$1.36	$33,869	$0.88
Transaction and business development costs	9,084	0.22	—	—
Income tax effect[1]	(2,407)	(0.06)	—	—
Adjusted net income	$62,203	$1.52	$33,869	$0.88

Diluted shares		40,718		38,412

OTHER
GAAP net loss	$(19,533)	$(0.48)	$(1,411)	$(0.04)
Transaction and business development costs	9,084	0.22	—	—
Income tax effect[1]	(2,407)	(0.06)	—	—
Adjusted net loss	$(12,856)	$(0.32)	$(1,411)	$(0.04)
1 SiEnergy transaction expenses were recognized in the first quarter of 2025 and Pines transaction expenses were recognized in the second quarter of 2025. Other business development costs were recognized in the second and third quarter of 2025. Tax effect of adjustment was calculated using a combined federal and statutory rate of 26.5%.